                                                                   EXHIBIT 10.35

--------------------------------------------------------------------------------




                              INSURANCE AGREEMENT

                         dated as of January 31, 1990

                                    between

                      NATIONAL MEDICAL ENTERPRISES, INC.

                                      and

                           THE HILLHAVEN CORPORATION






--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                        PAGE
Parties        .......................................................   1

Recitals       .......................................................   1

Section 1.    Allocation of Existing Benefits and
              Liabilities.............................................   2

Section 2.    Cooperation and Joint Insurance.........................   3

Section 3.    Amendment of Documents..................................   5

Section 4.    Access to Records and Other
              Information.............................................   5

Section 5.    Successors and Assigns..................................   6

Section 6.    Counterparts............................................   6

Section 7.    Governing Law...........................................   6

Section 8.    No Impairments of Other Rights..........................   6

Section 9.    Subrogation.............................................   6

Section 10.   Titles and Headings.....................................   7

Section 11.   Subsidiaries............................................   7

Section 12.   No Third Party Beneficiaries............................   7

Section 13.   Schedules...............................................   7

Section 14.   Construction............................................   7

Section 15.   Entire Agreement; Amendment.............................   7

Section 16.   Waivers.................................................   8

Section 17.   Confidentiality.........................................   8

Section 18.   Notices.................................................   8

Section 19.   Legal Enforceability....................................   9

Section 20    Survival of Agreements..................................  10

Signatures     .......................................................  10

Schedules

Schedule 1.02(a) - Fully Reserved Policies

Schedule 1.02(b) - Allocation of Retroactive Rate Adjustments
             under Pre-Distribution Date Documents

Schedule 1.03(c) - Reallocation of Claims Payments
             Under Pre-Distribution Date Documents

Schedule 2.02(a) - Post-Distribution Date Insurance Coverage

Schedule 2.02(b) - Allocations Relating to Post-Distribution
             Date Documents

     INSURANCE AGREEMENT dated as of January 31, 1990 (this "Agreement") between NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation ("NME"), and THE HILLHAVEN CORPORATION, a Nevada corporation ("New Hillhaven"). All capitalized terms used herein without definition shall have the meanings assigned to them in the Distribution Agreement (as defined below).

     WHEREAS, NME and New Hillhaven have entered into a Reorganization and Distribution Agreement (as amended to the date hereof, the "Distribution Agreement") providing for a reorganization of certain of the businesses heretofore conducted by NME's long term care group and a pro rata distribution to the holders of NME's capital stock, as of the record date established by NME in connection therewith, of approximately 85% of the outstanding shares of common stock, par value $0.15 per share, of New Hillhaven (the "Distribution") on or about January 31, 1990 (the "Distribution Date"); and

     WHEREAS, NME or The Hillhaven Corporation, a Tennessee corporation ("Old Hillhaven"), or one of Old Hillhaven's subsidiaries (the "Old Hillhaven Subsidiaries") has entered into various agreements relating to the conduct of the long term care business, substantially all of which (with the exception of certain minor businesses) will be transferred to New Hillhaven in connection with the Distribution; and

     WHEREAS, claims in respect of liabilities of Old Hillhaven and Old Hillhaven Subsidiaries remain outstanding as of the date hereof and claims and obligations under policies of insurance held by NME which covered or related to properties and assets to be transferred to New Hillhaven remain outstanding as of the Distribution Date; and

     WHEREAS, the parties desire to provide for cooperation in the acquisition of insurance and the handling of claims and the joint purchase of certain insurance to cover their properties and liabilities (each policy of insurance which heretofore covered or hereafter covers properties or liabilities of Old Hillhaven, the Old Hillhaven Subsidiaries, New Hillhaven or the New Hillhaven Subsidiaries is hereinafter referred to as a "Document" and are collectively referred to as "Documents"); and

          WHEREAS, the parties desire to enter into this Agreement in order to define the relationship between the parties regarding insurance of their respective properties and liabilities and the exercise of certain rights, remedies and options by the respective parties hereto under the Documents.

          NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1.  Allocation of Existing Benefits and Liabilities.
                      -----------------------------------------------

          1.01  Claims in Process.  Any claims made against insurers under the
                -----------------
Documents prior to the Distribution Date and unpaid as of such date shall be for the account of the party whose asset after the Distribution Date is the basis for the claim. For the purposes of this Agreement, a Leased Facility shall be deemed to be a New Hillhaven asset, and with regard to such Leased Facilities, New Hillhaven shall be deemed to be "the party whose asset is the basis of the claim." If the Proceeds of the claim are received by a party other than the party entitled to receive such proceeds pursuant to this Section 1.01, such receiving party shall pay over such proceeds to such other party. In the event that any deductible, co-insurance or self-insured retention in respect of such claim has not been paid or accounted for prior to the Distribution Date, it shall be charged to the account of the party entitled to receive or who receives the benefit of the claim payment; provided, however, that if the Document under
                                  --------  -------
which the claim was made provides for any aggregate deductible, co-insurance or self-insured retention or if the claim is not fully covered because the aggregate policy limits have been exhausted, the allocation of payments under such Document shall be reallocated in accordance with the procedure shown in
Schedule 1.03(c).

          1.02  Retroactive Rate Adjustments. Retroactive adjustments in respect
                ----------------------------
of the Documents listed on Schedule 1.02(a) shall be paid by NME or any Subsidiary of NME designated by it, and New Hillhaven shall have no liability therefor regardless of the reason for the adjustment. Such adjustments in respect of all Documents other than those listed on Schedule 1.02(a) shall be allocated between NME and New Hillhaven in accordance with the formulae shown on
Schedule 1.02(b).

          1.03  Incurred But Not Reported Claims.  (a) The parties shall do all
                --------------------------------
things necessary to assure that all Documents which provide coverage remain applicable to New Hillhaven and its Subsidiaries and its assets after the Distribution Date, to the extent they were applicable prior to the Distribution Date.

          (b) The parties shall do all commercially reasonable things necessary to assure continued coverage for incurred but not reported claims and incidents which have not been filed with insurers which would have been covered under Documents which provide coverage on a claims made basis had they been made and reported prior to the Distribution Date.

          (c) Indemnity payments under Documents in respect of claims made after the Distribution Date arising out of occurrences prior to the Distribution Date shall be for the account of the party whose asset after the Distribution Date was the basis for the claim; provided, however, that if the Document under
                                  --------  -------
which the claim was made provides for any aggregate deductible, co-insurance or self-insured retention or if the claim is not fully covered because the aggregate policy limits have been exhausted, the allocation of payments under such Document shall be reallocated in accordance with the procedure shown in
Schedule 1.03(c).

          Section 2.  Cooperation and Joint Insurance.
                      -------------------------------

          2.01  Joint Insurance Coverage. For fiscal year 1990 ("FY90") , the
                ------------------------
parties have acquired insurance coverage as shown on Schedule 2.02(a). If any party desires to cancel or non-renew its participation in coverage under an existing Document under which both parties and/or their respective Subsidiaries are insured, it shall notify the other party in writing not later than ninety
(90) days prior to the end of the policy period. Premiums payable under joint coverage shall be as shown on Schedule 2.02(a) for FY90 and as agreed upon at the time of purchase or renewal for future fiscal years. Deductibles, co-insurance, self-insured retentions, policy limits and retroactive rate adjustments shall be allocated among the parties and their covered Subsidiaries based upon experience in accordance with the formula provided for in Schedule 2.02(b).

          2.02  Cooperation in Acquiring Insurance. NME and New Hillhaven shall
                ----------------------------------
cooperate with each other in
the purchase of insurance coverage as shown on Schedule 2.02(a) for periods commencing after the Distribution Date with the aim of obtaining appropriate insurance coverage on the best available terms and conditions and at the most reasonable rates, always taking into account the quality of the insurers with which coverage is being placed. Each party shall be entitled to purchase its own separate coverage in the event it believes that, after a good faith attempt to obtain appropriate joint coverage (which shall include an attempt to agree upon allocation of premium on an other than pro rata basis in the event the insurer views one party as a higher risk than the other), its own interests dictate that course of action. In situations in which the parties are required by law to maintain separate coverage or to make changes in existing joint coverage, they shall cooperate in so doing.

          2.03 Joint Liability and Claims. (a) In the event that a claim by a third party is made against both NME and New Hillhaven (or a Subsidiary of either party and the other party or a Subsidiary thereof) (a "Joint Claim"),
Article IV of the Distribution Agreement shall govern to the extent applicable to the facts. In the event that no indemnification is provided for under said
Article IV and there is no other existing agreement or indemnification with respect to such Joint Claim, NME and New Hillhaven agree to handle such Joint Claim in accordance with this Section 2.03. NME and New Hillhaven shall jointly defend such Joint Claim and shall attempt to agree upon the appropriate allocation of any uninsured liability or expenses. In the event that NME and New Hillhaven cannot agree upon an appropriate allocation, the issue shall be referred to arbitration in accordance with the procedures described in subsection (b) below, but only after a final determination of liability (through final court judgment, settlement or otherwise) has been made. Neither NME or New Hillhaven, nor any Subsidiary of either of them, shall institute any court proceedings against the other involving a Joint Claim.

          In the event that NME and New Hillhaven purchase separate liability coverage, each of them shall make known to its insurer this agreement and assure itself that the terms of such coverage do not conflict with this Agreement and obligate the insurer under the Document to abide by the allocation of liability and expenses determined in accordance herewith unless it agrees with the other insurer as to a different allocation which does not affect any uninsured liabilities of either party.

          (b) All disputes arising out of or relating to the Agreement shall be resolved pursuant to the reference procedure set forth in California Code of Civil Procedure sections 638 et seq. The parties hereby agree to submit to the
                             -- ---
jurisdiction of the Superior Court of the County of Los Angeles, State of California (the "Superior Court") for such purpose. Either party may initiate the procedure set forth in this Schedule 2.03(b) by providing the other party with notice setting forth the nature of the dispute (the "Reference Notice"). The parties shall designate to the Superior Court a referee who is an active attorney or retired judge living in the County of Los Angeles who shall resolve the dispute. If the parties are unable to designate a referee within 20 days after the receipt of the Reference Notice, the parties shall request that the Superior Court appoint a referee. In connection with any proceeding pursuant to this Schedule 2.03(b), the parties shall have all discovery rights which would have been available had the matters which are the subject of the dispute been decided by the Superior Court. Discovery proceedings may be noticed and commenced immediately after delivery of the Reference Notice. The hearing before the referee shall begin no later than 60 days after the receipt of the Reference Notice. All discovery in connection with the reference proceeding shall be concluded no later than 15 days prior to the commencement of the hearing. Judgment upon the award rendered by the referee shall be entered in the Superior Court. Nothing in this Schedule 2.03(b) shall be construed to impair the right of either party to appeal from such judgment.

          Section 3.  Amendment of Documents. So long as New Hillhaven is
                      ----------------------
covered by any Document, NME will not enter into any material amendment, change or modification of any such Document which would materially adversely affect New Hillhaven's rights under such Document without the express prior written consent to such amendment, change or modification by New Hillhaven.

          Section 4.  Access to Records and Other Information. In order to
                      ---------------------------------------
enable it to prosecute any claim or determine coverage thereunder, either party, at its expense, may at any reasonable time examine or copy any letter, account, or other documentation or information in the possession or control of the other party or any affiliate of such party relating to or connected with any Document with respect to a policy period during which such party or an affiliate was covered thereby and relating to prior losses which are the subject of this Agreement. The other party shall, at the request and expense of the requesting party, take reasonable steps to obtain for the requesting party any information or documents in the possession of any third party relating to or in connection with the Documents and identified by the requesting party.

          Section 5.  Successors and Assigns.  This Agreement and all of the
                      ----------------------
provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party.

          Section 6.  Counterparts.  This Agreement may be executed in several
                      ------------
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

          Section 7.  Governing Law.  This Agreement shall be governed by and
                      -------------
construed in accordance with the laws of the State of California.

          Section 8.  No Impairments of Other Rights. Nothing in this Agreement
                      ------------------------------
is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights either party may have or may obtain against any person other than the other party to this Agreement under the Documents or otherwise.

          Section 9.  Subrogation. Each party agrees that the other party shall
                      -----------
be subrogated to such party's rights and remedies under the Documents to the extent of the portion of any amounts recoverable thereunder determined in accordance with the terms of this Agreement regarding allocation of liabilities, losses, claims and expenses. Each party further agrees to cooperate with the other party in connection with the other party's enforcement of any such rights and remedies and agrees not to take any actions that would prejudice the exercise of such right of subrogation. This Section is not intended to result in any reallocation of amounts recoverable under this Agreement. It is intended to avoid any waiver of subrogation.

          Section 10.  Titles and Headings. Titles and headings to sections
                       -------------------
herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          Section 11.  Subsidiaries. Each of the parties hereto shall cause to
                       ------------
be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date; provided, however, that this Section 11 shall not apply to
                   --------  -------
any obligation of Health Facilities Insurance Corp. Ltd., Hospital Underwriting Group, Inc. or Cascade Insurance Company Ltd. pursuant to any Document under which any of them is an insurer.

          Section 12.  No Third Party Beneficiaries. This Agreement is solely
                       ----------------------------
for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

          Section 13.  Schedules. The Schedules hereto shall be construed with
                       ---------
and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

          Section 14.  Construction.  In this Agreement,
                       ------------

                (i) unless the context otherwise requires, the terms "herein", "hereof," "hereto", and "hereunder" refer to this Agreement; and

               (ii) the headings of the sections and subsections hereof and the table of contents hereof are inserted for convenience only and do not constitute a part of this Agreement.

          Section 15.  Entire Agreement; Amendment. This Agreement, the
                       ---------------------------
Distribution Agreement and the other agreements referred to herein or therein or entered into in connection herewith or therewith set forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either party hereto which is not embodied in this Agreement or such other agreements, the Schedules or Exhibits hereto or thereto, or the written statements or other documents delivered pursuant hereto and thereto, and neither party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. This Agreement may be amended or modified only by a written instrument executed by both parties hereto or by their successors and permitted assigns.

          Section 16.  Waivers.  No failure or delay on the part of NME or New
                       -------
Hillhaven in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by NME or New Hillhaven therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          Section 17.  Confidentiality. Subject to any contrary requirement of
                       ---------------
law and the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential, and shall cause its employees and agents to keep strictly confidential, any information of or concerning the other party which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement; provided, however, that such obligation to maintain
                             --------  -------
confidentiality shall not apply to information which (i) at the time of disclosure was in the public domain, (ii) after disclosure enters the public domain not as a result of acts by the receiving party, (iii) was already independently in the possession of the receiving party at the time of disclosure or (iv) is received by the receiving party from a third party who did not receive such information from the disclosing party under an obligation of confidentiality.

          Section 18.  Notices.  All notices, consents, requests, instructions,
                       -------
approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed, by certified or registered mail, postage prepaid at the following address (or at such other address provided by one party to the other in writing):

          If to NME:

               National Medical Enterprises, Inc.
               2700 Colorado Avenue
               P.O. Box 4070
               Santa Monica, California 90404
               Telecopy no.:  (213) 315-8329

               Attention:  Vice President, Risk Management

          with a copy to:

               National Medical Enterprises, Inc.
               2700 Colorado Avenue
               P.O. Box 4070
               Santa Monica, California 90404
               Telecopy no.:  (213) 315-6688
               Attention:  General Counsel

          If to New Hillhaven:

               The Hillhaven Corporation
               1148 Broadway Plaza
               Tacoma, Washington 98401-2264
               Telecopy no.:  (206) 756-4743
               Attention:  Director, Risk Management

          with a copy to:

               The Hillhaven Corporation
               1148 Broadway Plaza
               Tacoma, Washington 98401-2264
               Telecopy no.:  (206) 756-4845
               Attention:  General Counsel

               Section 19.  Legal Enforceability.  Any provision of this
                            --------------------
Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision or remedies otherwise available to any party hereto. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

     Section 20.  Survival of Agreements.  Except as otherwise contemplated by
                  ----------------------
this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                       NATIONAL MEDICAL ENTERPRISES, INC.


                                       By /s/ Marcus E. Powers
                                          --------------------------------
                                          Name: Marcus E. Powers
                                          Title: Senior Vice President


                                       THE HILLHAVEN CORPORATION


                                       By /s/ Christopher J. Marker
                                          --------------------------------
                                          Name: Christopher J.Marker
                                          Title: President

EXHIBIT X                       Worker's Compensation
Page 1                   Allocation of "Current Year" Premium
                                Year Ended 5-31-01

Month #1 Ending 6-30-00
-----------------------

% Relationship of Hillhaven In-                 Allocation of          Premium Billings     Allocation of
  curred Losses to NME Incurred                 Premium Billing Paid   Allocate Prior to    Premium Billing
Losses From Preceding Year                      Through 6-30-00        6-30-00.             for 6-30-00
--------------------------                      ---------------        --------             -------------
Hillhaven      $ 7,440,000 = 62%                 1,860,000                     0             1,860,000

NME - Total    $12,000,000 = 100%                3,000,000                     0             3,000,000



Month #6 Ending 11-30-00
--------------------------

% Relationship of Hillhaven In-                 Allocation of Pre-     Premium Billing      Allocation of
  curred Losses to NME Incurred                 mium Billing Paid      Allocated Prior      Premium Billing
Losses From Preceding Year                      Through 11-30-00        to 11-30-00         for 11-30-00
--------------------------                      --------------------   -----------------    ---------------

Hillhaven        7,440,000 =  62%               11,160,000              9,300,000            1,860,000

NME - Total     12,000,000 = 100%               18,000,000             15,000,000            3,000,000

Comparison of Hillhaven % Factors
For First 6 Months of Current Year
----------------------------------

% Used            % Developed From 11-30-00              Premium Billing Paid    Amount Due from
For 1st 6 Mos.         Incurred Loss Data       Diff       Through 11-30-00         Hillhaven
---------------      ----------------------     -----      ----------------         ---------
     62%                    63%                  +1%          18,000,000            +180,000

EXHIBIT X
Page 2

Month #12 Ending 5-31-01
------------------------

       % Relationship of Hill-
         haven Incurred Losses            Allocation of Premium     Premium Billing    Allocation of
    to NME Incurred Losses from           Billing Paid Through       Allocated Prior   Premium Billing
  11-30-00 Incurred Loss Data             5-31-01                    to 5-31-01          For 5-31-01
  ---------------------------             -------                   ----------          ------------
Hillhaven      3,150,000 = 63%                22,680,000             20,790,000            1,890,000
NME - Total    5,000,000 = 100%               36,000,000             33,000,000            3,000,000



Comparison of Hillhaven % Factors
For Last 6 Months of Current Year
---------------------------------


% Used             % Developed From 04-30-01               Prem. Billing             Amount Due
Last 6 Mos.        Incurred Loss Data          Diff.       Pd. Thru 5-31-01          to Hillhaven
------------       ------------------          -----       ----------------          ------------
     63%                      61%              -2%           36,000,000               -720,000

EXHIBIT X                                        Worker's Compensation
Page 3                                  Allocation of "Retrospective" Premium
                                             Related to Fiscal Year 5-31-01
                                             Allocation Made During 5-31-04

Allocation of First 5-31-01 Shortfall Payment
6-30-03
-------

      % Relationship of Hill-               Allocation of            Premium Billing      Allocation of
  haven Incurred Losses to NME              Premium Billing          Allocated Prior      Premium Billing
Incurred Losses From Most Recent                  Thru                     to                   @
       Incurred Loss Data                        6-30-03                 6-30-03             6-30-03
       ------------------                   -------------                -------           -----------
Hillhaven      15,128,000 = 61%             23,058,000               21,960,000             1,098,000

NME - Total    24,800,000 = 100%            37,800,000               36,000,000             1,800,000




Allocation of Second 5-31-01 Shortfall Payment
9-30-03
-------

     % Relationship of Hill-                   Allocation of           Premium Billing       Allocation of
     haven Incurred Losses to NME              Premium Billing         Allocated Prior       Premium Billing
   Incurred Losses From Most Recent                  Thru                     To                    @
          Loss Data                                 9-30-03                 6-30-03          09-30-03
          ---------                             -----------            ------------          --------

   Hillhaven     5,806,000 = 61.5%              24,292,500             23,058,000              1,234,500

   NME - Total  25,700,000 = 100%               39,500,000             37,800,000              1,700,000

                                                                Schedule 1.02(a)

                            FULLY RESERVED POLICIES
                            -----------------------


1.   Cascade Insurance Company, Ltd. (Workers' Compensation).

2.   HFIC (General and Professional Liability).

                                                                Schedule 1.02(b)


               ALLOCATION OF RETROACTIVE RATE ADJUSTMENTS UNDER
               ------------------------------------------------
                        PRE-DISTRIBUTION DATE DOCUMENTS
                        -------------------------------


1.   Workers Compensation Program with American International Group, Inc.
     --------------------------------------------------------------------
     affiliates.
     -----------



                              Definition of Terms
                              -------------------


"AIG Premiums" -- Premium billings received from American International Group,
--------------
     Inc. and affiliates, including special assessments, (AIG), insurance brokerage fees, Crawford ASC charges and data processing timesharing fees charged by Risk Sciences Group.

"AIG Program" -- The overall NME Worker's Compensation Program insured through
-------------
     AIG.

"Hillhaven Incurred Losses" -- Total Incurred Losses of Old Hillhaven and its
---------------------------
     Subsidiaries and Affiliates, including New Hillhaven, and excluding Arkmo Lumber & Supply Company, Inc. and Medical Ambulatory Care, Inc. and the campus facilities subject to Management Agreements (as defined in the Distribution Agreement).

"Current Year Premiums" -- AIG Premiums paid during the applicable Policy
-----------------------
     Period.

"Incurred Losses" -- The sum of all losses including indemnity and medical
-----------------
     amounts paid and reserved and allocated loss adjustment expenses paid and reserved.

"NME Incurred Losses" -- total Incurred Losses for all NME Subsidiaries and
---------------------
     Affiliates (including Hillhaven Incurred Losses) which are insured through the AIG Program for each applicable policy period. (Total incurred medical losses for California acute hospitals and the NME corporate office are not insured through the AIG Program.)

"Policy Period" -- The effective date and time that coverage begins to the
---------------
     effective date and time that coverage terminates.

"Retrospective Premiums" -- AIG Premiums paid for a particular Policy Period
------------------------
     during any period subsequent to such Policy Period.

                                  Allocation
                                  ----------

The allocation of AIG Premiums to New Hillhaven will be based on the relationship of Hillhaven Incurred Losses to NME Incurred Losses with the objective that when the final premium payment has been made, New Hillhaven will have been allocated its share of total AIG Premiums for that Policy Period based on the relationship of Hillhaven Incurred

Losses to the NME Incurred Losses. As of the date of this Agreement, no final premium payment has been made for any Policy Period under the AIG Program. Until a final premium payment is made for a Policy Period, New Hillhaven's share of each AIG Premium payment will be determined using the formulas described below. Any Retrospective Premiums will be allocated and billed or refunded to New Hillhaven when the AIG Premium is paid by NME. The following formula will be used for the allocation:

A) Based on the most recent Incurred Loss data pertaining to the relevant Policy Period, the percentage relationship of Hillhaven Incurred Losses to NME Incurred Losses will be calculated.

B) The percentage developed in A) will be multiplied by the total Current Year and Retrospective Premiums paid by NME relating to the relevant Policy Period.

C) New Hillhaven's share of the AIG Premiums developed in B) will be compared to the total AIG Premiums previously billed to Old Hillhaven and New Hillhaven for the relevant Policy Period. The difference represents the Retrospective Premiums which will be billed or refunded to New Hillhaven.

Examples of the AIG Premium allocation calculation for Current Year and Retrospective Premiums are shown on Exhibit X.

                                                                Schedule 1.03(c)


                     REALLOCATION OF CLAIMS PAYMENTS UNDER
                     -------------------------------------
                        PRE-DISTRIBUTION DATE DOCUMENTS
                        -------------------------------

                     In the event payment in respect of a claim is made under a Document for the policy period covered thereby not covered by Section 1.02(b) in respect of which any aggregate deductible, co-insurance or self-insured retention or aggregate policy limit has, after taking into account such claim, been exceeded, uninsured payments in respect of said Document shall be reallocated among those parties having made claims thereunder as follows:

                     (1) The total value all claims covered under the Document shall be calculated;

                     (2) The total value of claims of New Hillhaven under the Document for the policy period covered thereby shall be calculated;

                     (3) A percentage (the "Hillhaven percentage") shall be derived by dividing (2) by (1);

                     (4)  The Hillhaven percentage shall be multiplied by either
                          (a) or (b) below, as appropriate:

                          (a) In the event the aggregate deductible, co-
                              insurance or self-insured retention has been exceeded, to the amount of such aggregate; or

                          (b) In the event the aggregate policy limit has been exceeded, to the amount by which such limit has been exceeded;

                     (5) The amount or amounts determined in (4) shall be taken together and compared to the sum of any deductibles, co-insurance payments, self-insured retentions and payments in excess of policy limits, of New Hillhaven as well as previous reallocations under the Document;

     (6) The difference determined in (5) shall be paid by New Hillhaven to NME if New Hillhaven has previously paid less than its share or by NME to New Hillhaven if New Hillhaven has previously paid more than its share.

Each claim made under a Document shall necessitate a new calculation and reallocation payment under Section 1.03(c).

                                                                Schedule 2.02(a)
                                                                ----------------


              POST-DISTRIBUTION DATE INSURANCE COVERAGE
              -----------------------------------------

     A.   GENERAL AND PROFESSIONAL LIABILITY INSURANCE.
          --------------------------------------------

             i.   Primary insurance.
                  -----------------

                  1.   Provider - New Hillhaven purchases from Health Facilities
                       --------
     Insurance Corp. ("HFIC"), NME's wholly-owned captive insurance company.

                  2.   June 1, 1989 - May 31, 1990 ("FY90") - Policy limit - $15
                       ------------------------------------
     million per occurrence and in the aggregate; first dollar coverage on a claims made basis. No deductible.

                  3.   Cost - Guaranteed cost program for FY90 (full risk
                       ----
     transfer with no retrospective adjustments), with a total cost, including administrative fees, of $82 per bed for $15 million limit. Estimated cost of $3,444,000 (42,000 beds).

                  4.   Post FY90 - New Hillhaven and HFIC to negotiate rates and
                       ---------
     determine whether to continue annually.

             ii.  Excess liability coverage.
                  -------------------------

                  1.   FY90 Provider - New Hillhaven will remain under the NME
                       -------------
     plan. Policy limit of underlying coverage for FY90 - $75 million, on a claims made basis per occurrence and in the aggregate.

                  2.   Cost - Pass through cost of $8 per bed.
                       ----

                  3.   Post FY90 - Both parties to determine whether to continue
                       ---------
     present arrangements.

            iii.  Medi$ave (New Hillhaven's pharmacy subsidiary).
                  ----------------------------------------------

                 1.   Provider - Hospital Underwriting Group ("HUG"), an
                      --------
     association captive insurance company.

                  2.   FY90 - Claims made coverage with five year discovery
                       ----
     period; $500,000 deductible per claim. Policy limit - $25 million per occurrence and $30 million in the aggregate, on a claims made basis.

                  3.   Cost - $150,000 annual premium with limits as per HUG
                       ----
     policy with $75 million excess through various London policies.

          4. Medi$ave is to expense and pay the deductible (currently $500,000 per claim) as incurred, beginning June l, 1989.

          5.  Post FY90 - Medi$ave will purchase such coverage outside of the
              ---------
HUG program.

B.   PROPERTY INSURANCE.
     ------------------

      i.   All risk property.
           -----------------

          1.   Provider.  Aetna Casualty & Surety Company and American Motorists
               --------
Insurance Company.

          2.   FY90 - Hillhaven, including Medi$ave, will stay with the NME
               ----
program; the coverage is written on a replacement cost basis; the costs passed through to New Hillhaven from NME will be determined by the rate set by the insurers multiplied by the replacement costs of the properties insured. Policy limit - $500 million per occurrence.

          3.   Cost - $.04 per $100 of values with a $25,000 per claim
               ----
deductible is the current rate for FY90.

     ii.   California earthquake insurance.
           -------------------------------

          1.   Provider.  Covered by all risk property policy for first $25
               --------
million, and by various other insurers for an additional $150 million. Total policy limit - $175 million, per occurrence and in the aggregate. Deductible - $25,000 per claim, except for California where it is 5% of the total values at the time of loss at the location where the loss occurred, subject to a maximum of $2 million in any one occurrence.

          2.   Cost - No additional cost for FY90.
               ----

     iii.  Contingent Property insurance.
           -----------------------------

          1.   Provider - Covered by all risk property policy on buildings only.
               --------
Excludes earthquake and flood.

          2.   Cost - Additional premium as charged by underwriter.
               ----

     iv.  Flood insurance.
          ---------------

          1.   Provider - Covered by all risk property policy for first $25
               --------
million, and by various other insurers for an additional $150 million. Total policy limit - $175 million per occurrence and in the aggregate. Deductible - $25,000 per occurrence.

          2.   Cost - No additional cost for FY90.
               ----

     v.  Loss of rents insurance.
         -----------------------

          1.   Provider - To be determined; on properties leased by New
               --------
Hillhaven from NME, the Lease Agreement requires that New Hillhaven purchase loss of rents insurance to protect NME.

          2. New Hillhaven to secure coverage from the insurance market effective on distribution, or endorse to current NME property policy with a cost pass through.

     vi.  Business interruption insurance.
          -------------------------------

          1.   Provider - NME's current property policy as written; 180 day
               --------
extended period of indemnity coverage provided in current all risk property insurance policy.

C.   CRIME AND FIDELITY INSURANCE.
     ----------------------------

          1.  Provider - NME/Arkwright.
              --------

          2.   Cost - New Hillhaven to be allocated $200,000 for this coverage
               ----
for FY90.  Policy limit - $100 million.  Deductible - $25,000 per claim.

          3.   Post FY90 - New Hillhaven/Medi$ave to obtain separate coverage
               ---------
effective June 1, 1990.

D.   AUTOMOBILE INSURANCE.
     --------------------

     i.   Liability.
          ---------

          1.  Provider - NME/Kemper/Lexington.
              --------

          2.   Cost - $625 per vehicle, direct cost pass through to New
               ----
Hillhaven; $100,000 deductible per incident, plus claims handling fee. Policy limit - $5 million combined single limit.

          3.   Post FY90 - To be determined; New Hillhaven may obtain separate
               ---------
coverage.

     ii.  Comprehensive and collision.
          ---------------------------

          1.   Provider - New Hillhaven self-insures.
               --------

          2.   Post FY90 - New Hillhaven may obtain insurance, or may continue
               ---------
to self-insure.

E.   FIDUCIARY LIABILITY INSURANCE.
     -----------------------------

          1.   Provider - New Hillhaven to obtain separate coverage.
               --------

F.   DIRECTORS' AND OFFICERS' LIABILITY INSURANCE.
     --------------------------------------------

          1.   Provider - New Hillhaven to obtain separate coverage with
               --------
reasonably approved limits.

G.   TRAVEL ACCIDENT INSURANCE.
     -------------------------

          1.   Provider - New Hillhaven purchases from AIG Life Insurance
               --------
Company through Raleigh, Mann and Powell. The policy covers New Hillhaven, Medi$ave and MAC. Policy limit - $350,000 per accident for scheduled employees and $100,000 per accident for non-scheduled employees, subject to $1 million aggregate per accident. No deductible.

          2.   Cost - Annual premium is approximately $6,630.
               ----

          3.   Post FY90 - New Hillhaven to continue to purchase this coverage
               ---------
and to determine whether other entities should be included in this program.

H.   OFFICERS' PERSONAL UMBRELLA LIABILITY INSURANCE.
     -----------------------------------------------

          1.   Provider - Prudential Property & Casualty Company.
               --------
          2.   Cost - $520 per person for $5.0 million policy limit, passed
               ----
through to New Hillhaven; the aggregate annual cost to New Hillhaven is approximately $20,000 per year. Policy limit - $5 million per occurrence and in the aggregate. Deductible - $300,000 for officers.

          3.   Post FY90 - New Hillhaven to secure its own coverage.
               ---------

I.   LAWYERS' PROFESSIONAL LIABILITY INSURANCE.
     -----------------------------------------

          1.   Provider - National Union Indemnity Company.
               --------

          2.   Cost - $8,500 per attorney for $10.0 million policy limit, passed
               ----
through to New Hillhaven. Policy limit - $10 million per occurrence and in the aggregate. Deductible - $100,000 per lawyer and $250,000 for the corporation.

          3.   Post FY90 - New Hillhaven to secure its own coverage.
               ---------

J.   SEC LIABILITY INSURANCE.
     -----------------------

          1.   New Hillhaven to consider on a case-by-case basis.

K.   BONDS.
     -----

          1.   Provider - New Hillhaven currently purchases bonds separately
               --------
from NME for, e.g., patient trust funds, utility, construction/performance, litigation appeal, liquor license, notary and self insurance. Spin-off to have no expected cost impact, but may impact bonding capacity, premium and security requirements.

L.   COURSE OF CONSTRUCTION INSURANCE.
     --------------------------------

          1.  Provider - New Hillhaven purchases from Aetna or Fred S. James.
              --------
Should not be affected by spin-off.

M.   WORKERS' COMPENSATION INSURANCE.
     -------------------------------

          1.   Provider - AIG.
               --------

          2.   Cost - Costs allocated to New Hillhaven on basis described in
               ----
Schedule 2.02(b).

          3.   FY 90 et seq. - Various state statutes may require separate
               ------------
coverages; costs and allocations to be determined; in states where NME self-insures, New Hillhaven will reapply in its own name and renegotiate related surety bonds.

                                                                Schedule 2.02(b)

                   ALLOCATIONS RELATING TO POST-DISTRIBUTION
                   -----------------------------------------
                                 DATE DOCUMENTS
                                 --------------


1.   Deductibles, Co-Insurance, Self-Insured Retentions
     --------------------------------------------------
     and Policy Limits
     -----------------

          (a) Each party shall bear the responsibility for deductibles, co-insurance payments, self-insured retentions and payments in excess of policy limits that are measured on a per occurrence basis.

          (b) In the event any aggregate deductible, coinsurance payment, self-insured retention or policy limit is exceeded, such payments will be reallocated in accordance with the procedures provided in
               Schedule 1.03(c).


2.   Workers Compensation
     --------------------

                     Definition of Terms
                     -------------------
See Schedule 1.02(b).

                    Current Year Premiums
                    ---------------------

The Current Year Premiums will be allocated to New Hillhaven and billed monthly based on the following formula:

A) The allocation of AIG Premiums for the first six months of the current Policy Period will be based on the percentage relationship of Hillhaven Incurred Losses to NME Incurred Losses from the preceding Policy Period.

B) The Premium payment allocation for the last six months of the Policy Period will be based on the percentage relationship of Hillhaven Incurred Losses to NME Incurred Losses developed from the current year's actual Incurred Loss data through November 30th of each Policy Period.

C) The percentage developed in B) above will be compared to the percentage developed in A). Any difference from this comparison will be multiplied by the total AIG Premiums paid through November 30th. Any amount due to or from New Hillhaven as a result of this difference will be included in the December allocation and billing to New Hillhaven.

D) The percentage of Hillhaven Incurred Losses to NME Incurred Losses through April 30th will be compared to the percentage developed in B). Any difference from this comparison will be multiplied by the total AIG Premiums paid through May 31st. Any amount due to or from New Hillhaven as a result of this difference will be included in the May allocation and billing to New Hillhaven so that the total Current Year Premiums allocated and billed to New Hillhaven will represent the percentage relationship of Hillhaven Incurred Losses to NME Incurred Losses for the current Policy Period.

                          Retroactive Rate Adjustments
                          ----------------------------

     To be calculated and allocated by use of the formula provided in Schedule 1.02(b).